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NEWS RELEASE

[NEXTEL LOGO(R)]

For Immediate Release

                                       NEXTEL COMMUNICATIONS, INC.
                                       2001 Edmund Halley Drive
                                       Reston, VA 20191
                                       703 433-4000

                                                                       CONTACTS:
                                          INVESTORS: PAUL BLALOCK (703) 433-4300
                                                 MEDIA: BEN BANTA (703) 433-4700





                           NEXTEL REPORTS 1999 RESULTS

                        - ANNOUNCES 2-FOR-1 STOCK SPLIT -

    - RECORD FOURTH QUARTER GLOBAL DIGITAL SUBSCRIBER ADDITIONS OF 549,100 -

              - $698 MILLION IN 1999 DOMESTIC OPERATING CASH FLOW -

RESTON, Va. - February 22, 2000 - Nextel Communications, Inc., (NASDAQ: NXTL) today reported its 1999 financial results and announced Board of Directors approval for a 2-for-1 common stock split. Upon shareholder consideration and approval of a proposed increase in the authorized equity capitalization at the annual shareholders meeting scheduled for May 25, the new shares will be distributed on June 6 to shareholders of record as of May 26, 2000.

1999 financial highlights include: $698 million in positive domestic operating cash flow, the addition of 1,777,800 domestic digital subscribers, and a more than doubling of proportionate subscribers at Nextel International. Nextel ended 1999 with more than 4.9 million global digital subscribers. Fourth-quarter 1999 highlights include: record global digital subscriber additions of 549,100, consisting of a record 464,800 domestic subscriber additions, and a record 84,300 proportionate subscriber additions at Nextel International. Domestic operations achieved the important milestone of positive operating income with $6 million recorded during the fourth quarter.

"1999 was an outstanding year," said Tim Donahue, Nextel's president and CEO. "Nextel is harnessing the value of our growth initiatives while meeting the challenges of impressive global demand for our innovative wireless communications services. In 2000, Nextel will pursue several strategic initiatives including aggressively growing our domestic and global wireless operations, launching our Nextel Worldwidesm GSM/iDEN roaming services, and introducing innovative wireless Internet products and services."

During 1999, domestic digital subscribers increased 62% to 4,515,700 ending subscribers. Nextel International grew its proportionate subscribers in 1999 by
2.4 times, ending the year with 403,500 proportionate digital subscribers.

Consolidated revenue grew 80% over 1998's consolidated revenue of $1.847 billion to $3.326 billion for 1999, and was $980 million in the fourth quarter of 1999. Domestic revenue was $3.222 billion for the year and $945 million in the fourth quarter. International revenue was $104 million for the year and $35 million in the fourth quarter. Nextel's average monthly revenue per domestic subscriber unit remained among the best in the wireless industry, increasing $4 during the year to approximately $73 in 1999, as compared with approximately $69 in 1998. Fourth-quarter average monthly revenue per domestic subscriber was also $73. The domestic monthly churn rate for the fourth quarter remained at one of the best levels in the wireless industry at approximately 2%.

Domestic operating cash flow (earnings before interest, taxes, depreciation and amortization) was $698 million in 1999, compared with an operating cash flow loss of $99 million in 1998. In the fourth quarter, domestic operations produced $251 million in operating cash flow - approximately six times 1998's fourth-quarter domestic cash flow of $42 million.

"Nextel exceeded projections in 1999 and in the fourth quarter," said Steve Shindler, Nextel's CFO. "Our fourth-quarter domestic cash flow of $251 million puts Nextel at an annualized run-rate of more than $1 billion in cash flow - positioning Nextel as a powerful force in the emerging global wireless marketplace. Nextel's


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1999 domestic conversion ratio of new revenue to cash flow was 56% and our fourth-quarter domestic monthly cash flow per subscriber of just over $19 is among the best in the wireless industry. Nextel ended 1999 in excellent condition with approximately $5.8 billion in cash and marketable securities and we will continue to use our resources to pursue high-growth strategies."

The consolidated net loss attributable to common stockholders decreased $271 million to $1.5 billion in 1999 as compared with a loss of $1.8 billion in 1998. The net loss was $4.79 per share in 1999, down 26% from the $6.46 per share loss in 1998. The consolidated fourth-quarter 1999 net loss per share before the extraordinary charge was $0.85 per share and decreased 41% as compared with $1.43 per share loss in the fourth quarter of 1998 and was approximately $0.15 cents better than consensus analyst expectations. In the fourth quarter of 1999, the consolidated net loss attributable to common stockholders was $369 million, or $1.04 per share and includes an extraordinary charge of $68 million, or $0.19 per share, for the early retirement of debt. The per share amounts mentioned above for 1999 results do not reflect the effect of the proposed year 2000 stock split.

During the fourth quarter, Nextel completed the largest primary offering of equity (i.e., a non-IPO, non-secondary stock offering) in U.S. history, successfully placing 33.8 million shares raising over $2.8 billion. In other fourth-quarter financing activities, Nextel completed a $2 billion debt offering to refinance approximately $1.7 billion in long-term debt, and we expanded our Bank Facility to $5 billion. More recently, Nextel completed a convertible bond issue during the first quarter of 2000 raising $1.15 billion.

Capital expenditures in 1999 for domestic operations were $1.9 billion and $173 million for international operations. In the fourth quarter, domestic capital expenditures were $684 million and capital expenditures in international operations were $50 million.

Total domestic system minutes of use on the Nextel National Network increased 94% to approximately 18 billion minutes of use during the year. Domestic digital cell sites on air increased 44% in 1999 to approximately 8,800 sites. Nextel ended 1999 with approximately 1.1 million data-capable handsets in service. During the fourth quarter, approximately 8.2 million Internet text messages were sent on the Nextel National Network, representing an increase of 273% over last year's fourth-quarter Internet text messages of 2.2 million.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995 A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel and Nextel International's actual future experience involving any one or more of such matters and subject areas. Nextel and Nextel International have attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from Nextel's and/or Nextel International's current expectations regarding the relevant matter or subject area. Such risks and uncertainties include those that are described from time to time in Nextel's and Nextel International's reports filed with the SEC, including Nextel's and Nextel International's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and their respective Quarterly Report on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

Nextel Communications, Inc., based in Reston, VA, is the leading provider of fully integrated wireless communications and has built the largest guaranteed all-digital wireless network in the United States covering thousands of communities across the United States. Nextel and Nextel Partners, Inc., currently serve 94 of the top 100 U.S. markets. Through recent market launches, Nextel and Nextel Partners' service is available today in areas of the U.S. where approximately 190 million people live or work. The Nextel National Network offers a fully integrated wireless communications tool with digital cellular, text/numeric paging and Nextel Direct Connectsm - a digital two-way radio feature. In addition, through Nextel International, Inc., Nextel has wireless operations and investments in Canada, Mexico, Argentina, Brazil, the Philippines, Peru, Japan and Shanghai, China. Please visit our website at http://www.nextel.com.

                                    - more -


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                  NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 (in millions, except share and per share data)


                                                                              YEARS ENDED             THREE MONTHS ENDED
                                                                              DECEMBER 31,                DECEMBER 31,
                                                                         ----------------------      ------------------------
                                                                            1999         1998           1999          1998
                                                                         --------      --------      ---------     ----------
OPERATING REVENUES                                                       $   3,326    $   1,847      $     980     $    592
OPERATING EXPENSES:
   Cost of revenues                                                            697          516            193          145
   Selling, general and administrative                                       2,094        1,551            571          450
                                                                         ---------    ---------      ---------     --------
EBITDA                                                                         535         (220)           216           (3)
   Depreciation and amortization                                             1,004          832            272          249
                                                                         ---------    ---------      ---------     --------
OPERATING LOSS                                                                (469)      (1,052)           (56)        (252)
Interest expense                                                              (878)        (656)          (251)        (188)
Other income (expense), net                                                     49           (3)            53            5
                                                                         ---------    ---------      ---------     --------
LOSS BEFORE INCOME TAX BENEFIT                                              (1,298)      (1,711)          (254)        (435)
Income tax benefit                                                              28          192              3           64
                                                                         ---------    ---------      ---------     --------
LOSS BEFORE EXTRAORDINARY ITEM                                              (1,270)      (1,519)          (251)        (371)
Extraordinary loss from extinguishment of debt                                 (68)        (133)           (68)          --
Mandatorily redeemable preferred stock dividends                              (192)        (149)           (50)         (42)
                                                                         ---------    ---------      ---------     --------
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                                 $  (1,530)   $  (1,801)     $    (369)    $   (413)
                                                                         =========    =========      =========     ========
LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS,
   BASIC AND DILUTED:

Loss before extraordinary item attributable to
   common stockholders                                                   $   (4.58)   $   (5.98)     $   (0.85)    $  (1.43)
Extraordinary item                                                           (0.21)       (0.48)         (0.19)          --
                                                                         ---------    ---------      ---------     --------
                                                                         $   (4.79)   $   (6.46)     $   (1.04)    $  (1.43)
                                                                         =========    =========      =========     ========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING (IN THOUSANDS)                                              319,302      278,643        354,917      287,820
                                                                         =========    =========      =========     ========


                      SELECTED BALANCE SHEET AND OTHER DATA

                                                                                         AS OF DECEMBER 31,
                                                                                         1999            1998
                                                                                      ----------      ---------
CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES, including
   restricted portion of $1,365 and $121, respectively                                $   5,808      $     321
PROPERTY, PLANT AND EQUIPMENT, NET                                                        6,152          4,915
INTANGIBLE ASSETS, NET                                                                    4,551          4,937
TOTAL ASSETS                                                                             18,410         11,573
LONG-TERM DEBT, excluding current portion                                                 9,760          7,710
REDEEMABLE PREFERRED STOCK                                                                1,770          1,578
TOTAL STOCKHOLDERS' EQUITY                                                                2,574            230

DIGITAL UNITS IN SERVICE:

   Domestic                                                                            4,515,700     2,789,900
                                                                                      ==========    ==========
   International - total                                                               1,245,600       618,800
                                                                                      ==========    ==========
   International - proportionate                                                         403,500       166,500
                                                                                      ==========    ==========
   Global - proportionate                                                              4,919,200     2,956,400
                                                                                      ==========    ==========



                                                                        YEARS ENDED                 THREE MONTHS ENDED
                                                                       DECEMBER 31,           -----------------------------
                                                                    -------------------       DECEMBER 31,    SEPTEMBER 30,
                                                                     1999         1998            1999             1999
                                                                    -------      ------       ------------    -------------

CAPITAL EXPENDITURES:

   Domestic                                                       $   1,908     $  1,905         $     684         $    453
   International                                                        173          376                50               31
                                                                  ---------     --------         ---------         --------
Total capital expenditures, net of capitalized interest of $46
   and $55 year to date; $17 and $10 quarterly, respectively      $   2,081     $  2,281         $     734         $    484
                                                                  =========     ========         =========         ========




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